STOCK OPTION AND RESTRICTED STOCK AWARD AGREEMENT


     This Stock Option and Restricted Stock Award Agreement ("Agreement"), dated as of February 23, 1994, by and between OMI Corp., a Delaware corporation having an office at 90 Park Avenue, New York, New York 10016 (the "Company"), and CRAIG
H. STEVENSON, JR., an individual, residing at 23 Valley View Drive, Stamford, Connecticut 06903 (the "Awardee").


                              W I T N E S S E T H


     WHEREAS, the Company wished to give an inducement and incentive to the Awardee to enter into an employment contract with the Company and to perform his duties and fulfill his responsibilities on behalf of the Company and its subsidiaries and affiliates at the highest level of dedication and competence; and

     WHEREAS, the Company wished to give the Awardee benefits that are substantially the same as those accorded to certain other officers and key employees of the Company under the OMI Corp. 1990 Equity Incentive Plan, but not pursuant to such plan; and

     WHEREAS, the Awardee became an officer and key employee of the Company on August 23, 1993, and immediately prior to such time was President of Ocean Specialty Tankers Corp., a 50% owned subsidiary of the Company; and

     WHEREAS, the Board of Directors of the Company, on February 23, 1994, as such an inducement and incentive, granted to the Awardee 40,000 non-qualified stock options at an option price of $6.25 ("Option") and awarded to the Awardee 15,000 restricted shares of Common Stock, par value $0.50 per share, of the Company ("Restricted Stock"), in consideration, with respect to the Restricted Stock, for the prior services performed by the Awardee to the Company and Ocean Specialty Tankers Corp.; and

     WHEREAS, the Awardee became an officer and key employee of the Company with the expectation of this Agreement being entered into by him and the Company.

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and



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valuable consideration, the Company and the Awardee agree as follows:

1. Terms Incorporated. The Restricted Stock and Option are issued pursuant to this Agreement only. This Agreement, however, incorporates by reference the terms of the OMI Corp. 1990 Equity Incentive Plan (the "Plan"), which was adopted by the shareholders of the Company on June 12, 1990. The Restricted Stock and Option are subject to the terms of the Plan and are exercisable only to the extent provided herein and under the Plan, provided, however, if and to the extent that any provision contained herein is inconsistent with the Plan, this Agreement shall govern. All capitalized terms used herein and not defined herein shall have the respective meanings assigned to such terms in the Plan.

2.   Option.

     (a) Exercise. The Option may be exercised, no later than February 23, 2004, on or after the dates indicated below as to that percentage of the shares originally subject hereto set forth opposite such date, plus any shares as to which the Option could have been exercised, but was not so exercised:

                  Date                         Percentage
                  ----                         ----------
             August 23, 1994                     33.333%
             August 23, 1995                     33.333%
             August 23, 1996                     33.334%

     (b) Non-Statutory Option. The Option is intended not to be an incentive stock option, as such term is defined in Section 422 of the United States Internal Revenue Code of 1986, as amended.

     (c) Execution. Each exercise in whole or in part of the Option shall be effected by delivering written notice thereof signed by the Awardee or other person entitled to exercise the same to the Company at the Company's headquarters office, presently located at 90 Park Avenue, New York, New York 10016, accompanied by payment in full:

          (1) by certified or bank check in the full amount of the option price of the shares purchased;



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          (2)  by shares of Common Stock having a fair market value (as defined in the Plan) equal to the option price of the shares purchased;

          (3) by a combination of certified or bank check and shares of Common Stock valued as aforesaid, together aggregating the option price of the shares purchased.

     (d) Termination. On termination of the Awardee's employment with the Company before the expiration of the term of the Option set forth in
     Section 2(a) of this Agreement, the Option will be exercisable and will terminate as set forth in paragraphs (f), (g), (h) or (i) of Section 5 of the Plan, whichever is applicable.

     (e) Transferability. The Option is not transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the Awardee only by him.


     (f) Withholding of Taxes. The Awardee shall pay to the Company at the time of exercise, or such other time as the Company shall specify, any amounts that the Company shall determine are appropriate for it to withhold under any federal, state or local law in respect of income arising on such exercise.

3.   Restricted Stock.

     (a) Restriction Period. The Restricted Stock has a restriction period, as set by the Board of Directors of the Company and as hereafter set forth (the "Restriction Period"):

            Number of Shares          Restricted Period Ends
            ----------------          ----------------------
     As to 5,000 shares                  August 23, 1994
     As to 5,000 additional shares       August 23, 1995
     As to 5,000 additional shares       August 23, 1996

     (b) Stock Certificates. The Awardee acknowledges receipt of three stock certificates, registered in his name, each for 5,000 shares of Restricted Stock and each bearing the following legend:




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          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of an Agreement entered into between the registered owner and OMI Corp. Copies of such Agreement are on file in the offices of the Secretary, OMI Corp., 90 Park Avenue, New York, New York 10016."

     The Awardee agrees, concurrently with the execution of this Agreement, to deposit such stock certificates with the Company, together with a stock power endorsed in blank.

     (c) Stock Rights. The Awardee shall have all voting and dividend rights with respect to the Restricted Stock; provided that dividends paid in stock or other property shall be deposited with the Company together with a stock power endorsed in blank or other appropriate instrument of transfer and shall be subject to the same restrictions and the same Restriction Period as the underlying Restricted Stock.

     (d) Transferability. The Awardee acknowledges that the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the expiration of the applicable Restriction Period.

     (e) Lapse of Restrictions. If the Awardee ceases to be employed by the Company or any of its subsidiaries or affiliates prior to the expiration of the applicable Restriction Period by reason of death, Disability or Retirement, the Restricted Stock shall become free of all restrictions under this Agreement. If a Change in Control of the Company occurs, the Restricted Stock shall become free of all restrictions under this Agreement unless the Company's Committee, as constituted immediately prior to the Change in Control, determines that the Restricted Stock shall not, in whole or in part, become free of such restrictions. When Restricted Stock becomes free of the restrictions by reason of expiration or termination of the applicable Restriction Period without a prior forfeiture of such Restricted Stock, the Awardee shall promptly receive Common Stock certificates in exchange for the Restricted Stock certificate described in Section 3(b) of this Agreement and such Common Stock certificates shall not



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     bear the legend set forth in Section 3(b) of this Agreement.

     (f) Forfeiture. If the Awardee resigns his employment or if he is involuntarily terminated by the Company with or without Cause, he agrees that any Restricted Stock held by him that is still subject to an unexpired Restriction Period will be forfeited and will be reacquired by the Company without any action by him; provided, however, if the Company terminates his employment without Cause, the Company may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive all or part of the application of this forfeiture provision to the Awardee's Restricted Stock.

     (g) Registration.

          (1) The Restricted Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), and may be offered and sold only if registered pursuant to the provisions of the Act or if an exemption from registration is available. The Awardee hereby acknowledges that the Restricted Stock has not been so registered and agrees to offer or sell same only if it is registered pursuant to the provisions of the Act or if an exemption from registration is available. If the Restricted Stock is not so registered at the expiration of the restrictions under this Agreement, the Awardee understands that the Company will place stop-transfer instructions with its transfer agents with respect to the Common Stock certificates replacing the Restricted Stock certificates and will cause all certificates representing such Common Stock to be conspicuously legended to evidence the fact that the Common Stock has not been registered under the Act and may be offered or sold only if registered pursuant to the provisions of the Act or if an exemption from registration is available.

          (2) The Awardee hereby represents that he accepts the Restricted Stock for his own account for investment and not with a view to, or for sale in connection therewith, the distribution of any part thereof, and the Awardee acknowledges that he or his beneficiary may be required by the



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          Company to repeat this representation in writing upon the delivery of shares that are free of restrictions under this Agreement. The Awardee further represents that he has knowledge and experience in financial and business matters, that he is capable of evaluating the merits and risks of owning the Restricted Stock and that he is a person who is able to bear the economic risk of such ownership. Through Awardee's position as a key officer and employee of the Company, the Awardee is aware of all information about the Company disclosed to the public.

     (h) Withholding of Taxes. The Awardee shall pay to the Company, prior to the delivery to him of any Common Stock certificates that are free of restrictions under this Agreement, any amounts that the Company shall determine is appropriate for it to withhold under any federal, state or local law.

     (i) Cancellation. The award of Restricted Stock set forth in this Agreement shall be subject to cancellation by the Company unless within ten (10) days of the date of execution of this Agreement, the Awardee delivers or mails a copy of this Agreement, duly executed by him, and the stock certificates for the Restricted Stock, together with stock powers endorsed by him in blank, to OMI Corp. at 90 Park Avenue, New York, New York 10016, for the attention of the Secretary of OMI Corp.

4. Neither this Agreement, the Plan, nor any action taken under this Agreement or the Plan shall be construed as giving the Awardee any right to be retained in the employ of the Company or its subsidiaries or affiliates.

5. The Awardee acknowledges that the Company may in its sole discretion amend the terms and conditions of this Agreement including retroactive amendments; provided, however, no such amendment shall impair his rights hereunder without his consent.

6. The Awardee acknowledges that he is familiar with the terms of the Plan incorporated by reference into this Agreement and agrees to abide by the terms thereof as such may be amended from time to time.





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     IN WITNESS WHEREOF, the Company has duly executed and affixed its seal to this Stock Option and Restricted Stock Award Agreement on this 19th day of July, 1994.

                                        OMI Corp.


                                        By: /s/ ANYA STAROSOLSKA
                                            ------------------------
                                                Anya Starosolska

Dated:


The undersigned hereby accepts
and agrees to all the terms and
provisions of the foregoing Stock
Option and Restricted Stock Agreement
and acknowledges receipt of a copy
of the OMI Corp. 1990 Equity Incentive
Plan adopted by the shareholders on
June 12, 1990.

AWARDEE



/s/ CRAIG H. STEVENSON, JR.
------------------------------
    Craig H. Stevenson, Jr.




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